                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934


    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12



                                              GENUS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/X/  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                  GENUS, INC.

                                ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 20, 1997

                            ------------------------

TO THE SHAREHOLDERS:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Genus, Inc (the"Company") will be held on Tuesday, May 20, 1997 at 2:00 p.m., local time, at The Network Meeting Center located at 5201 Great America Parkway, Suite 122 in Santa Clara, California, 95054, for the following purposes:

    1. To elect directors to serve for the ensuing year and until their successors are elected.

    2. To approve an amendment to the 1991 Stock Option Plan increasing the number of shares reserved for issuance thereunder by 650,000 additional shares.

    3. To approve an amendment to the 1989 Employee Stock Purchase Plan increasing the number of shares reserved for issuance thereunder by 150,000 additional shares.

    4. To approve an amendment to the Articles of Incorporation increasing the number of authorized shares of Common Stock to 50,000,000.

    5. To ratify the appointment of Coopers & Lybrand L.L.P. as independent auditors of the Company for the fiscal year ending December 31, 1997.

    6. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Only shareholders of record at the close of business on March 31, 1997 are entitled to vote at the meeting.

    All shareholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting you are urged to mark, sign, date, and return the enclosed proxy card as promptly as possible in the self-addressed stamped envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she returned a proxy.

                                          FOR THE BOARD OF DIRECTORS

                                          WILLIAM W. R. ELDER
                                          Chairman of the Board


Sunnyvale, California
April 23, 1997

                                  GENUS, INC.
               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

    The enclosed Proxy is solicited on behalf of Genus, Inc., a California corporation (the "Company") for use at the Annual Meeting of Shareholders to be held Tuesday, May 20, 1997, at 2:00 p.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at The Network Meeting Center at 5201 Great America Parkway, Suite 122 in Santa Clara, California, 95054. The principal executive offices of the Company are located at 1139 Karlstad Drive, Sunnyvale, California 94089. The Company's telephone number at that location is (408) 747-7120.


    These proxy solicitation materials were mailed on or about April 23, 1997, to all shareholders entitled to vote at the meeting.


                 INFORMATION CONCERNING SOLICITATION AND VOTING

VOTING

    Each share of Common Stock outstanding on the record date is entitled to one vote. In addition, every shareholder, or his or her proxy, who is entitled to vote upon the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such shareholder, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder may select, provided that votes cannot be cast for more than six candidates. No shareholder or proxy, however, shall be entitled to cumulate votes for a candidate unless such candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting, prior to the voting, of the shareholder's intention to cumulate votes. If any shareholder gives such notice, all shareholders may cumulate their votes for candidates in nomination.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

    The affirmative vote of a majority of the Votes Cast will be required under California law to approve the proposals in this Proxy Statement. For this purpose, the "Votes Cast" are defined under California law to be the shares of the Company's Common Stock represented and "voting" at the Annual Meeting. In addition, the affirmative votes must constitute at least a majority of the required quorum, which quorum is majority of the shares outstanding on the Record Date. Votes that are cast against the proposal will be counted for purposes of determining (i) the presence or absence of a quorum and (ii) the total number of Votes Cast with respect to the proposal.

    While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions in the counting of votes with respect to a proposal, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to the proposal. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to the proposal.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention:
Mary F. Bobel, Executive Vice President, Chief Financial Officer) a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

SOLICITATION

    The cost of soliciting proxies will be borne by the Company. The Company is retaining the services of Corporate Investor Communications, Inc. to solicit proxies for a cost of approximately $6,000 plus out-of-pocket expenses. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telegram or facsimile.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

    Proposals of shareholders of the Company which are intended to be presented by such shareholders at the Company's 1998 Annual Meeting of Shareholders must be received by the Company no later than December 22, 1997, in order that they may be included in the proxy statement and form of proxy relating to that meeting.

RECORD DATE AND SHARE OWNERSHIP


    Shareholders of record at the close of business on March 31, 1997, are entitled to notice of and to vote at the meeting. At the record date, 16,738,092 shares of the Company's Common Stock, no par value, were issued and outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information known to the Company regarding beneficial ownership of the Company's Common Stock as of March 10, 1997, by (i) each of the Company's directors, (ii) each executive officer named in the Summary Compensation Table appearing herein, (iii) all directors and executive officers of the Company as a group and (iv) each person known by the Company to beneficially own more than 5% of the Company's Common Stock:


                                                                                         NUMBER OF   PERCENT OF CLASS
NAME OF BENEFICIAL OWNER                                                                 SHARES(1)        OWNED
---------------------------------------------------------------------------------------  ----------  ----------------
William W.R. Elder**(2)................................................................     258,724          1.5%
James T. Healy***......................................................................           0            *
James M. Burns****.....................................................................       2,267            *
Kevin C. Conlon****....................................................................       5,641            *
Thomas E. Seidel***(3).................................................................      25,000            *
John E. Aldeborgh***(4)................................................................      17,506            *
Todd S. Myhre******(5).................................................................      16,667            *
Stephen F. Fisher*****(6)(7)...........................................................       6,250            *
G. Frederick Forsyth*****(8)...........................................................       6,250            *
Mario M. Rosati*****(9)................................................................      27,750            *
Bachow Investment Partners III, L.P.(10)
 3 Bala Plaza East, Suite 502
 Bala Cynwyd, PA 19004.................................................................     977,876          5.8%
Paul S. Bachow Co-Investment Fund, L.P.(11)
 3 Bala Plaza East, Suite 502
 Bala Cynwyd, PA 19004.................................................................     138,671            *
Paul S. Bachow(12)
 3 Bala Plaza East, Suite 502
 Bala Cynwyd, PA 19004.................................................................      63,392            *
The Parnassus Fund
 244 California Street, Ste. 400
 San Francisco, CA 94111...............................................................   1,150,000          6.8%
All directors and executive officers as a group (13 persons)(13).......................     404,517          2.4%


------------------------

     * Less than 1%.

    ** Employee director.

   *** Executive officer.

  **** Former executive officer.

 ***** Non-employee director.

****** Part-time employee director.

 (1) The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.


 (2) Includes options to purchase 70,000 shares of Common Stock exercisable within 60 days of March 10, 1997.

 (3) Includes options to purchase 25,000 shares of Common Stock exercisable within 60 days of March 10, 1997.



 (4) Includes options to purchase 12,500 shares of Common Stock exercisable within 60 days of March 10, 1997.



 (5) Includes options to purchase 16,667 shares of Common Stock exercisable within 60 days of March 10, 1997.



 (6) Includes options to purchase 6,250 shares of Common Stock exercisable within 60 days of March 10, 1997.


 (7) On April 3, 1995, pursuant to the terms of a Stock Purchase Agreement dated February 10, 1995 (the "Stock Purchase Agreement") by and among the Company and Bachow Investment Partners III, L.P., Paul S. Bachow Co-Investment Fund, L.P. and Paul S. Bachow, (collectively the "Bachow Group"), Mr. Fisher was elected as a representative of the Bachow Group to fill an existing vacancy on the Company's Board of Directors. This figure does not include the 1,179,939 shares held by the Bachow Group, as to which shares Mr. Fisher has neither voting nor investment power.


 (8) Includes options to purchase 6,250 shares of Common Stock exercisable within 60 days of March 31, 1997.



 (9) Consists of 2,000 shares held by Mr. Rosati, 4,500 shares held by WS Investments 92A and options to purchase 21,250 shares of Common Stock exercisable within 60 days of March 10, 1997. Mr. Rosati is a general partner of WS Investments 92A and disclaims beneficial ownership of the shares held by such entity except to the extent of his proportionate partnership interest therein.


(10) Does not include 138,671 shares held by Paul S. Bachow Co-Investment Fund, L.P. and 63,392 shares held by Paul S. Bachow, as to which Bachow Investment Partners III, L.P. disclaims beneficial ownership.

(11) Does not include 977,876 shares held by Bachow Investment Partners III, L.P. and 63,392 shares held by Paul S. Bachow, as to which Paul S. Bachow Co-Investment Fund, L.P. disclaims beneficial ownership.

(12) Does not include 977,876 shares held by Bachow Investment Partners III, L.P. and 138,671 shares held by Paul S. Bachow Co-Investment Fund, L.P., as to which Paul S. Bachow disclaims beneficial ownership.

(13) Includes options to purchase 224,245 shares of Common Stock exercisable within 60 days of March 10, 1997.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS


NOMINEES

    The Company's Bylaws provide for a variable board of four to seven directors, with the number currently fixed at six. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's six nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. It is not expected that any nominee listed below will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until his successor has been elected and qualified.

    The names of the nominees, and certain information about them, are set forth below.

                                                                                                                  DIRECTOR
NAME OF NOMINEE                                             AGE                 PRINCIPAL OCCUPATION                SINCE
------------------------------------------------------      ---      ------------------------------------------  -----------
William W.R. Elder....................................          58   Chairman of the Board of the Company              1981
James T. Healy........................................          56   President and Chief Executive Officer of          1996
                                                                     the Company
Todd S. Myhre.........................................          52   Business Consultant                               1994
Stephen F. Fisher.....................................          44   Managing Director of Bachow & Associates,         1995
                                                                     Inc.
G. Frederick Forsyth..................................          52   Business Consultant                               1996
Mario M. Rosati.......................................          50   Member of Wilson Sonsini Goodrich &               1981
                                                                     Rosati, Professional Corporation

    Except as set forth below, each of the nominees has been engaged in his principal occupation set forth above during the past five years. There are no family relationships among any directors or executive officers of the Company.

    Mr. Elder, a founder of the Company, is the Chairman of the Board. From April 1990 to September 1996, he was Chairman of the Board, President and Chief Executive Officer of the Company. From November 1981 to April 1990, he was President and a director of the Company.

    Mr. Healy joined the Company in September 1996 as President and Chief Executive Officer of the Company. From December 1990 to September 1996, Mr. Healy was associated with Credence Systems Corporation, a manufacturer of semiconductor test equipment, in various senior executive management positions, most recently as President and a director of the Company.

    Mr. Myhre is a part-time employee of and consultant to the Company. From February 1996 to October 1996, Mr. Myhre was an international business consultant. From September 1995 to January 1996, he served as President and Chief Executive Officer of GameTech International, an electronic gaming manufacturer. From January 1993 to August 1993, from August 1993 to December 1993 and from January 1994 to August 1995, Mr. Myhre served as Vice President and Chief Financial Officer of the Company, as Executive Vice President and Chief Operating Officer of the Company and as President and a director of the Company, respectively.

    Mr. Fisher has served as a director since April 1995, when he was elected pursuant to the terms of the Stock Purchase Agreement to serve as a representative of Bachow Group. He has been the Managing Director of Bachow & Associates, Inc., an investment firm, since June 1993. For more than five years prior to joining Bachow & Associates, Inc., he served in numerous executive capacities with Westinghouse Broadcasting Company, Inc., a media and communications company, most recently as Executive Vice President.

    Mr. Forsyth has been a director of the Company since February 12, 1996. From June 1989 to February 1997, Mr. Forsyth was associated with Apple Computer, Inc., a personal computer manufacturer, in various senior management positions, most recently as Senior Vice President and General Manager, Macintosh Production Group.

    Mr. Rosati has been Secretary of the Company since May 1996 and a director of the Company since the Company's inception in November 1981. From July 1995 to April 1996, Mr. Rosati was the Assistant Secretary of the Company. He is also a director of CATS Software Inc., a supplier of client/server software products for financial risk management; Meridian Data, Inc., a developer of compact disc-read only memory (CD-ROM) and compact disc-recordable (CD-R) systems and related software for both networks and personal computers; Ross Systems, Inc., a supplier of enterprise-wide business systems and related services to companies installing open systems/client server software products; and Sanmina Corporation, an electronics manufacturer of multilayered printed circuit boards, backplane assemblies, subassemblies, and printed circuit board assemblies. He is a member of Wilson Sonsini Goodrich & Rosati, general counsel to the Company.

VOTE REQUIRED

    The six nominees receiving the highest number of affirmative votes of the Votes Cast.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors of the Company held a total of four meetings during the year ended December 31, 1996. The Board of Directors has an Audit Committee and a Compensation Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee.

    During the year ended December 31, 1996 and as of March 31, 1997, the Audit Committee of the Board of Directors consisted of directors Fisher, Forsyth and Rosati and held one meeting. The Audit Committee recommends engagement of the Company's independent accountants and is primarily responsible for approving the services performed by the Company's independent accountants and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

    During the year ended December 31, 1996 and as of March 31, 1997, the Compensation Committee of the Board of Directors consisted of directors Fisher, Forsyth and Rosati and held three meetings. The Compensation Committee makes recommendations to the Board of Directors regarding the Company's executive compensation policy. See "Compensation Committee Report on Executive Compensation."

    No director serving in the year ended December 31, 1996, attended fewer than 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board on which he or she serves.

DIRECTOR COMPENSATION

    The Company currently pays to its directors who are not employees a fee of $1,000 per meeting and $500 per telephonic meeting. In addition, the Company pays non-employee members of the board an annual fee of $10,000. The Company also reimburses directors for reasonable expenses incurred in attending meetings. Under the Company's 1991 Option Plan, each of the non-employee directors receives an automatic grant of an option to purchase 5,000 shares of Common Stock on the date of his or her appointment or election to the Board and, for so long as he or she continues to serve as a director, an automatic grant of an option to purchase 5,000 shares of Common Stock on February 7 of each year. See "Amendment of 1991 Incentive Stock Option Plan."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    In 1996, the Company paid legal fees and expenses to Wilson Sonsini Goodrich & Rosati, Professional Corporation, general counsel to the Company. Mario M. Rosati, a director and Secretary of the Company, is a member of the firm of Wilson Sonsini Goodrich & Rosati.


EXECUTIVE OFFICERS



    The executive officers of the Company, who are elected by and serve at the discretion of the Board of Directors, and their ages at March 31, 1997, are as follows:



NAME                                             AGE                                 POSITION
-------------------------------------------      ---      --------------------------------------------------------------
James T. Healy.............................          56   President, Chief Executive Officer and Director
John E. Aldeborgh..........................          40   Executive Vice President, Chief Operating Officer
Thomas E. Seidel, Ph.D.....................          61   Executive Vice President, Chief Technical Officer
Mary F. Bobel..............................          47   Executive Vice President, Chief Financial Officer
Frederick E. Heslet, Ed.D..................          57   Vice President, Human Resources, Chief Quality Officer



    Except as set forth below, all of the executive officers have been associated with the Company in their present or other capacities for more than the past five years. Officers are elected annually by the Board of Directors and serve at the discretion of the Board. There are no family relationships among executive officers of the Company.



    Mr. Healy's background is summarized under "Election of Directors" above.



    Mr. Aldeborgh joined the Company in June 1989 and serves as the Executive Vice President and Chief Operating Officer. From January 1993 to January 1996, he was Vice President and General Manager, Ion Technology Division of the Company. From June 1989 to January 1993, he was the Director of Operations of the Ion Technology Division. From May 1983 to May 1989, Mr. Aldeborgh was with LTX Corporation, a manufacturer of semiconductor test equipment, in various management positions, most recently as Director of Manufacturing for the Linear Manufacturing Division.



    Dr. Seidel joined the Company in January 1996 and is the Executive Vice President and Chief Technical Officer of the Company. From July 1988 to January 1996, Dr. Seidel was associated with SEMATECH, a semiconductor-industry consortium, in various senior management positions, most recently as Chief Technologist and Director of Strategic Technology.



    Ms. Bobel joined the Company in March 1997 as Executive Vice President and Chief Financial Officer. From October 1994 to September 1996, Ms. Bobel served as Vice President and Chief Financial Officer at Educational Publishing Corporation, a publisher of supplementary educational materials. From March 1990 to September 1994, she was employed at Adobe Systems, a publicly held software company, most recently as Vice President and Corporate Controller.



    Dr. Heslet joined the Company in November 1996 as Chief Quality Officer and Vice President, Human Resources. In addition, he also is employed by California State University, Hayward, where he has been a professor of educational psychology since 1968. From November 1990 to December 1996, he served as Vice President of Quality and Development at Credence Systems Corporation, a manufacturer of semiconductor test equipment.



TRANSACTIONS WITH MANAGEMENT


    On April 30, 1996, the Company entered into a Management Transition Agreement with William W. R. Elder (the "Elder Agreement"). The Elder Agreement provides for the cessation of Mr. Elder's services to the Company in his capacity as Chief Executive Officer, the continuation of his role as Chairman of the Board and the commencement of his role as an employee of the Company until December 31, 1997 and as a consultant to the Company until December 31, 1999. The terms of the Elder Agreement provide for Mr. Elder to continue to receive his salary as in effect on April 30, 1996 until December 31, 1997 and $100,000 per year for the period of January 1, 1998 to December 31, 1999, provided Mr. Elder does not cease to be an employee of or consultant to the Company prior to such dates. In addition, the Elder Agreement provides that Mr. Elder will receive all of the employee benefits that he received as of April 30, 1996 while an employee of the Company, and will receive only health benefits and an automobile allowance while a consultant to the Company. Mr. Elder's options to purchase Common Stock of the Company will be governed by the provisions of the applicable option agreements between Mr. Elder and the Company, and the vesting, post-termination exercisability, and other provisions of such options shall not be affected by the Elder Agreement.

    On August 25, 1995 the Company entered into a Transition Agreement with Todd
S. Myhre (the "Myhre Agreement"). The Myhre Agreement provides for the cessation of Mr. Myhre's services to the Company in his capacity as President and Chief Operating Officer and the commencement of his role as a part-time employee of the Company. The terms of the Myhre Agreement provide for Mr. Myhre to continue to receive his salary as in effect on August 25, 1995 until August 31, 1995, $5,000 per month for the period of September 1 through December 31, 1995 and $1,250 per month for the period of January 1, 1996 until the earlier of January 31, 1998 or when Mr. Myhre ceases to be an employee of the Company. In addition, the Myhre Agreement provides for Mr. Myhre's full participation in the Company's fringe and benefit plans and participation in the Company's profit sharing and management incentive plans in an amount equal to 75% of the amount otherwise payable to Mr. Myhre under such plans if he had remained a full-time employee during the entire 1995 fiscal year. Beginning January 1, 1996, Mr. Myhre's participation in the Company's fringe and benefit plans was reduced pursuant to the terms of the Myhre Agreement to the level of coverage, if any, afforded other part-time employees of the Company. Mr. Myhre's options to purchase Common Stock of the Company will continue to vest while Mr. Myhre remains an employee of the Company.


    The Board of Directors has considered, and may consider in the future, an arrangement under which the Company would make payments to executive officers and other employees in the event of termination of their employment related to any change in control of the Company.


    See also "Compensation Committee Interlocks and Insider Participation" above.

SECTION 16(A) REPORTS

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file certain reports regarding ownership of, and transactions in, the Company's Securities with the Securities and Exchange Commission (the "SEC"). Such officers, directors and 10% shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

    Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during fiscal 1996, its executive officers, directors and ten percent shareholders field all required Section 16(a) reports on a timely basis without exception.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

    The following table discloses compensation received by the Company's Chief Executive Officer and the four remaining most highly compensated executive officers of the Company for the three fiscal years ended December 31, 1996:

                                                                               LONG-TERM COMPENSATION AWARDS(2)
                                                 ANNUAL COMPENSATION         ------------------------------------
                                          ---------------------------------                        ALL OTHER
NAME AND PRINCIPAL POSITION                 YEAR     SALARY($)  BONUS($)(1)  OPTIONS/SARS(#)   COMPENSATION($)(3)
----------------------------------------  ---------  ---------  -----------  ----------------  ------------------
William W.R. Elder .....................       1996    304,167      --              50,000              2,947
  Chairman of the Board                        1995    282,917      42,750         100,000             18,422
                                               1994    260,000      53,950          --                  7,980

James T. Healy .........................       1996(4)    87,500     --            250,000             --
  President and Chief Executive Officer

James M. Burns .........................       1996    213,996       5,000          50,000                393
  Former Executive Vice President and          1995(5)   178,225     56,631        100,000            150,729(6)
  General Manager Thin Film Division

Kevin C. Conlon ........................       1996    207,341      15,613(7)       100,000               926
  Former Executive Vice President,             1995    162,567      36,029          50,000             11,359
  Marketing and Sales                          1994    129,900      36,255          15,000              3,412

Thomas E. Seidel .......................       1996(4)   183,333     --            125,000                948
  Executive Vice President and Chief
  Technical Officer

John E. Aldeborgh ......................       1996    182,390      --              50,000             --
  Executive Vice President, Sales and          1995    152,096      30,000          62,500              9,816
  General Manager Ion Technology               1994    138,490      27,140          20,000              3,324
  Division

------------------------

(1) Except as otherwise noted, all bonuses were earned by and paid to the named officer in fiscal year indicated pursuant to the Company's Management Incentive Plan.

(2) The Company did not make any awards of restricted stock or make any payments under long-term incentive plans during the periods covered in the table.

(3) Represents amounts contributed to the Company's 401(k) plan on behalf of the officer by the Company. Premiums in the amount of $2,947 were also paid by the Company on behalf of Mr. Elder for a term life insurance policy (the proceeds of which are payable to his named beneficiaries) in fiscal 1996.


(4) Mr. Healy and Mr. Seidel were not employed by the Company prior to fiscal 1996. Mr. Healy joined the Company in September 1996. Mr. Seidel joined the Company in January 1996.


(5) Mr. Burns was not employed by the Company prior to fiscal 1995.

(6) Includes $139,720 paid as reimbursed relocation expenses to Mr. Burns.

(7) Amount represents sales commissions earned by Mr. Conlon in fiscal 1996.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

    The following table provides information on option grants made in fiscal 1996 to the named executive officers:


                                                                                                POTENTIAL REALIZABLE
                                                    INDIVIDUAL GRANTS                             VALUE AT ASSUMED
                             ----------------------------------------------------------------  ANNUAL RATES OF STOCK
                                                  % OF TOTAL                                   PRICE APPRECIATION FOR
                                                 OPTIONS/SARS        EXERCISE OR                   OPTION TERM(3)
                             OPTIONS/SARS    GRANTED TO EMPLOYEES    BASE PRICE   EXPIRATION   ----------------------
NAME                          GRANTED(1)       IN FISCAL YEAR(2)      PER SHARE      DATE          5%         10%
---------------------------  -------------  -----------------------  -----------  -----------  ----------  ----------
William W.R. Elder.........       50,000                4.9%          $   6.125      7/23/01   $   82,891  $  182,737
James T. Healy.............      250,000               24.3%              5.934      9/16/01      410,105     906,226
James M. Burns.............       50,000                4.9%              6.125      7/23/01       82,891     182,737
Kevin C. Conlon............      100,000                9.7%              6.125      7/23/01      165,782     365,474
Thomas E. Seidel...........       75,000                7.3%              8.375      1/31/01      173,539     383,477
                                  50,000                4.9%              6.125      7/23/01       82,891     182,737
John E. Aldeborgh..........       50,000                4.9%              6.125      7/23/01       82,891     182,737


------------------------

(1) The indicated options were granted at various dates in 1996, vest at the rate of 1/3 per year and become fully exercisable at various dates in 1999.

(2) The Company granted options to purchase 1,027,300 shares to employees in fiscal 1996.

(3) Potential realizable value assumes that the stock price increases from the date of grant until the end of the option term (5 years) at the annual rate specified (5% and 10%). Annual compounding results in total appreciation of 28% (at 5% per year) and 61% (at 10% per year). The assumed annual rates of appreciation are specified in SEC rules and do not represent the Company's estimate or projection of future stock price.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
  OPTION/SAR VALUES

    The following table provides information on option/SAR exercises in fiscal 1996 by the named executive officers and the value of such officers unexercised options/SARs at December 31, 1996. Options were exercised by named executive officers during fiscal 1996.


NAME
------------------------     SHARES     VALUE REALIZED      NUMBER OF UNEXERCISED          VALUE OF UNEXERCISED
                          ACQUIRED ON   --------------    OPTIONS/SARS AT 12/31/96      IN-THE-MONEY OPTIONS/SARS
                            EXERCISE                    -----------------------------        AT 12/31/96(1):
                          ------------  (UNEXERCISABLE)                (UNEXERCISABLE) ----------------------------
                          (EXERCISABLE)                 (EXERCISABLE)                  (EXERCISABLE) (UNEXERCISABLE)
William W.R. Elder......       --             --             53,330         116,670     $   52,500         --
James T. Healy..........       --             --             --             250,000         --             --
James M. Burns..........       --             --             33,331         116,669         --             --
Kevin C. Conlon.........       43,332     $  224,676          8,333         138,335         --         $    7,502
Thomas E. Seidel........       --             --             --             125,000         --             --
John E. Aldeborgh.......       11,133         50,568          8,333          81,668         --             10,002


------------------------

(1) Market value of underlying securities based on the closing price of Company's Common Stock on December 31, 1996, on NASDAQ of $5.50, less the exercise price.

    The Company has not established any long-term incentive plans, defined benefit or actuarial plans, or arrangements relating to a change-in-control covering any of the named executive officers.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The objectives of the overall executive compensation program are to attract, retain, motivate and reward Company executives while aligning their relative compensation with the achievements of key business objectives, maximization of shareholder value and optimal satisfaction of customers.

    The Compensation Committee is responsible for:

    1. Determining the specific executive compensation vehicles to be used by the Company and the participants in each of those specific programs;

    2. Determining the evaluation criteria and timeliness to be used in those programs;

    3. Determining the processes that will be followed in the ongoing administration of the programs; and

    4.  Determining their role in the administration of the programs.

    All of the actions take the form of recommendations to the full Board of Directors where final approval, rejection or redirection will occur. The Compensation Committee is responsible for administering the compensation programs for all Company officers. The Compensation Committee has delegated the responsibility of administering the compensation programs for all other Company employees to the Company's officers.

    Currently, the Company uses the following executive compensation vehicles:

    - Cash-based programs: Base salary, Annual Incentive Bonus Plan, Annual Profit Sharing Plan, and a Sales Incentive Commission Plan; and

    - Equity-based programs: 1991 Incentive Stock Option Plan and the 1989 Employee Stock Purchase Plan.

    These programs apply to the Chief Executive Officer and all executive level positions, except for the Sales Incentive Commission Plan, which only includes executives directly responsible for sales activities. Periodically, but at least once near the close of each fiscal year, the Compensation Committee reviews the existing plans and recommends those that should be used for the subsequent year.

    The criteria for determining the appropriate salary level, bonus and stock option grants for the Chief Executive Officer and each of the executive officers include (a) Company performance as a whole, (b) business unit performance (where appropriate) and (c) individual performance objectives. Company performance and business unit performance are measured against both strategic and financial goals. Examples of these goals are to obtain: operating profit, revenue growth, timely new product introduction, and shareholder value (usually measured by the Company stock price). Individual performance is measured to specific objectives relevant to the individual's position and a specific time frame.

    These criteria are usually related to a fiscal year time period, but may, in some cases, be measured over a shorter or longer time frame.

    The processes used by the Compensation Committee include the following steps:

    1. The Compensation Committee periodically receives information comparing the Company's pay levels to other companies in similar industries, other leading companies (regardless of industry) and competitors. Primarily national and regional compensation surveys are used.

    2. At or near the start of each evaluation cycle, the Compensation Committee meets with the Chief Executive Officer to review, revise as needed, and agree on the performance objectives set for the other executives reporting to the Chief Executive Officer. The Chief Executive Officer and Compensation Committee jointly set the Company objectives to be used. The business unit and individual objectives are formulated jointly by the Chief Executive Officer and the specific individual. The Compensation Committee also, with the Chief Executive Officer, jointly establishes and agrees on their respective performance objectives.

    3. Throughout the performance cycle review, feedback is provided by the Chief Executive Officer, the Compensation Committee and full Board, as appropriate.

    4. At the end of the performance cycle, the Chief Executive Officer evaluates each executive's relative success in meeting the performance goals. The Chief Executive Officer makes recommendations on salary, bonus and stock options, utilizing the comparative results as a factor. Also included in the decision criteria are subjective factors such as teamwork, leadership contributions and ongoing changes in the business climate. The Chief Executive Officer reviews the recommendations and obtains Compensation Committee approval. The Compensation Committee also determines the level of salary and bonus and the terms of stock option grants for the Chief Executive Officer.

    5. The final evaluations and compensation decisions are discussed with each executive by the Chief Executive Officer or Compensation Committee, as appropriate.

    The Compensation Committee feels that the compensation vehicles used by the Company, generally administered through the process as outlined above, provide a fair and balanced executive compensation program related to the proper business issues. In addition, it should be noted that compensation vehicles will be reviewed and, as appropriate, revised in order to attract and retain new executives in addition to rewarding performance on the job.

                                          Respectfully submitted by:

                                          Stephen F. Fisher

                                          G. Frederick Forsyth

                                          Mario M. Rosati

                               PERFORMANCE GRAPH


    The following graph shows a comparison of cumulative total stockholder return, calculated on a dividend reinvested basis, from the last trading day before the beginning of the Company's 1992 Fiscal Year (December 31, 1991) through 1996 Fiscal Year End for the Company, the NASDAQ Stock Market-US Index and the H & Q Technology Index. The graph assumes that $100 was invested in the Company's Common Stock, in the NASDAQ Stock Market-US Index and the H & Q Technology Index on December 31, 1991. Note that historic stock price performance is not necessarily indicative of future stock price performance.


                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
              AMONG GENUS, INC., THE NASDAQ STOCK MARKET-US INDEX
                   AND THE HAMBRECHT & QUIST TECHNOLOGY INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            GENUS, INC.        NASDAQ STOCK MARKET -US           HAMBRECHT & QUIST TECHNOLOGY
Dec-91                100                              100                                      100
Dec-92                 74                              116                                      115
Dec-93                 83                              134                                      126
Dec-94                221                              131                                      146
Dec-95                207                              185                                      219
Dec-96                152                              227                                      262

* The total return on each of these investments assumes the reinvestment of dividends, although dividends have never been paid on the Company's Common Stock. The Company's fiscal year ends on December 31.

                                  PROPOSAL TWO
                 AMENDMENT OF 1991 INCENTIVE STOCK OPTION PLAN

GENERAL

    The 1991 Incentive Stock Option Plan ("1991 Option Plan") was adopted by the Board of Directors in February 1991. Prior to January 1997, a total of 2,853,006 shares of Common Stock were reserved for issuance thereunder. In January 1997, the Board of Directors approved an amendment to the 1991 Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 650,000 to 3,653,006 shares. The Board of Directors recommends that the shareholders vote to approve this amendment of the 1991 Option Plan.


    All employees, including officers and directors, and consultants of the Company or any of its designated subsidiaries are eligible to be granted options under the 1991 Option Plan. In addition, non-employee directors are eligible for option grants under the Automatic Grant Plan described below. As of March 10, 1997, 300 full-time employees (including officers and directors), 2 part-time employees and 3 consultants were eligible for grants under the 1991 Option Plan, while three non-employee directors were eligible for grants under the Automatic Grant Plan.



    Options granted under the Option Plan may be either "incentive stock options," as defined in Section 422 of the Code, or "nonstatutory options." As of March 10, 1997, options to purchase 411,665 shares had been exercised, options to purchase 1,910,542 shares were outstanding and 530,799 shares were available for future grant. The closing price of the Company's Common Stock reported on the NASDAQ National Market System on March 10, 1997, was $4.94 per share. The essential features of the 1991 Option Plan are outlined below.


PURPOSE

    The 1991 Option Plan replaced the 1981 Option Plan, which terminated in December 1991. The purposes of the 1991 Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive and to promote the success of the Company's business.

ADMINISTRATION

    The 1991 Option Plan provides for administration by the Board of Directors of the Company or by a committee of the Board. The 1991 Option Plan is currently being administered by the Board of Directors. No member of the Board who is eligible to participate in the plan may vote on any option to be granted to himself or take part in any consideration of the 1991 Option Plan as it applies to himself. The interpretation and construction of any provision of the 1991 Option Plan by the Board shall be final and conclusive. Members of the Board receive no compensation for their services in connection with the administration of the 1991 Option Plan.

ELIGIBILITY

    The 1991 Option Plan provides that options may be granted to employees, including officers and directors, and consultants of the Company or any of its designated subsidiaries. Except with respect to non-employee directors ("Outside Directors"), the Board of Directors selects the optionees and determines the number of shares to be subject to each option and the time or times at which shares become exercisable under the option. In making such determination, the duties and responsibilities of the employee or consultant, the value of his or her services, his or her present and potential contribution to the success of the Company, the anticipated number of years of future service and other relevant factors are taken into account. There is a $100,000 limit on the aggregate market value of shares subject to all incentive stock options which are exercisable for the first time in any one calendar year.

PERFORMANCE-BASED COMPENSATION LIMITATIONS

    No employee shall be granted in any fiscal year of the Company options to acquire in the aggregate 400,000 shares of Common Stock. The foregoing limitation, which shall adjust proportionately in connection with any change in the Company's capitalization, is intended to satisfy the requirements applicable to options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code. In the event that the Committee determines that such limitation is not required to qualify options as performance-based compensation, the Committee may modify or eliminate such limitation.

OUTSIDE DIRECTORS' OPTIONS

    The 1991 Option Plan provides that, with respect to Outside Directors, nonstatutory options shall be automatically granted to Outside Directors on a yearly basis from their initial appointment or election in order to provide an incentive to Outside Directors of the Company ("Automatic Grant Program"). The exercise price of options granted under the Automatic Grant Program is the fair market value of the Company's Common Stock on the date of the automatic grant. Outside Directors may not be granted options under the 1991 Option Plan except under the Automatic Grant Program.

    Each Outside Director receives an automatic grant on the date of his or her appointment or election to the Board of an initial option to purchase 5,000 shares of Common Stock and, for as long as he or she continues to serve as an Outside Director, receives an automatic grant on February 7 of each year of an option to purchase an additional 5,000 shares of Common Stock. These options become exercisable cumulatively with respect to 1/12th of the underlying shares on the last day of each month following the date of grant and have a term of five years from the date of grant.

TERMS OF OPTIONS

    The terms of the options granted under the 1991 Option Plan (other than options granted to Outside Directors pursuant to the Automatic Grant Program ("Outside Director Options")) are determined by the Board of Directors. Each option granted under the 1991 Option Plan is evidenced by a stock option agreement between the Company and the employee to whom such option is granted and is subject to the following additional terms and conditions:

    (a) EXERCISE OF THE OPTION: The Board of Directors determines when options granted under the 1991 Option Plan (other than Outside Director Options) may be exercised. An option is exercised by giving written notice of exercise to the Company, specifying the number of full shares of Common Stock to be purchased and tendering payment to the Company of the purchase price. Payment for shares issued upon exercise of an option may consist of cash, promissory note, exchange of shares of the Company's Common Stock or such other consideration as determined by the Board of Directors and as permitted by the California Corporations Code.

    (b) OPTION PRICE: The option price under the 1991 Option Plan (other than Outside Director Options) is determined by the Board of Directors. The option price of incentive stock options may not be less than 100% of the fair market value of the Company's Common Stock on the date the option is granted and the exercise price of nonstatutory stock options may not be less than 85% of the fair market value of the Common Stock on the date the option is granted. However, in the case of options granted to an optionee who owns more than 10% of the voting power or value of all classes of stock of the Company, the per share exercise price of any option must not be less than 110% of the fair market value on the date of grant. The Board of Directors of the Company or its committee determines such fair market value based upon the closing price of the Common Stock in the NASDAQ National Market System on the date the option is granted.

    (c) TERMINATION OF EMPLOYMENT: The 1991 Option Plan provides that if the optionee's employment by the Company is terminated for any reason other than death, options may be exercised not later than three months (or, in the case of a nonstatutory stock option, such other period of time not exceeding six months as is determined by the Board and specified in the option agreement) after such termination and may be exercised only to the extent the options were exercisable on the date of termination.

    (d) DEATH: If an optionee should die while employed by the Company, options may be exercised at any time within twelve months after the date of death but only to the extent that the options were exercisable on the date of death.

    (e) TERM OF OPTIONS: Options granted under the 1991 Option Plan (other than Outside Director Options) expire 10 years from the date of grant, unless a shorter term is provided in the option agreement. However, incentive stock options granted to an optionee who, immediately before the grant of such option, owns more than 10% of the total combined voting power of all classes of stock of the Company or a parent or subsidiary corporation may not have terms of more than five years.

    (f) NONTRANSFERABILITY OF OPTIONS: An option is nontransferable by the optionee, other than by will or the laws of descent and distribution, and is exercisable only by the optionee during his or her lifetime or, in the event of death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death of the optionee.

    (g) ACCELERATION OF OPTIONS: In the event of a merger or sale of assets of the Company, options shall be assumed or substituted for by the successor corporation or the optionee's right to exercise outstanding options shall be accelerated in full.

    (h) OTHER PROVISIONS: The option agreement may contain such other terms, provisions and conditions not inconsistent with the 1991 Option Plan as may be determined by the Board of Directors or its committee.

ADJUSTMENT UPON CHANGES IN CAPITALIZATION

    In the event any change, such as a stock split or dividend, is made in the Company's capitalization that results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, an appropriate adjustment shall be made in the option price and in the number of shares subject to each option. In the event of the proposed dissolution or liquidation of the Company, all outstanding options automatically terminate immediately prior to the consummation of such action unless otherwise provided by the Board. The Board of Directors may in its discretion make provision for accelerating the exercisability of shares subject to options under the 1991 Option Plan in such event.

AMENDMENT AND TERMINATION

    The Board of Directors may amend the 1991 Option Plan at any time or from time to time or may terminate it without approval of the shareholders. To the extent required by applicable law, shareholder approval shall be obtained of any Plan amendment. No action by the Board of Directors or shareholders may alter or impair any option previously granted under the 1991 Option Plan without the consent of the effected optionee. The 1991 Option Plan will terminate by its terms in 2001.

TAX INFORMATION

    Options granted under the Option Plan may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory options.

    An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% shareholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

    Options which do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time a nonstatutory option is granted. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

    The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the Optionee with respect to shares acquired upon exercise of a nonstatutory option.

    The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Option Plan, does not purport to be complete, and does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

VOTE REQUIRED

    Affirmative votes constituting a majority of the Votes Cast will be required to approve and ratify the amendment of the 1991 Option Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 1991 INCENTIVE STOCK OPTION PLAN.

                                 PROPOSAL THREE
                 AMENDMENT OF 1989 EMPLOYEE STOCK PURCHASE PLAN

GENERAL


    The 1989 Employee Stock Purchase Plan ("Purchase Plan") was adopted by the Board of Directors in March 1989 and approved by the shareholders in May 1990. In January 1997, the Board of Directors amended the Purchase Plan, subject to shareholder approval, to increase the number of shares of Common Stock reserved for issuance thereunder by 150,000 shares, from 1,600,000 to 1,750,000 shares. As of March 10, 1997, 1,352,584 shares had been issued under the Purchase Plan, and 247,416 shares remained available for future issuances under the Purchase Plan.


PURPOSE

    The purpose of the Purchase Plan is to provide employees of the Company (and any of its subsidiaries which are designated by the Board of Directors) who participate in the plan with an opportunity to purchase Common Stock of the Company through payroll deductions.

ADMINISTRATION

    The Purchase Plan may be administered by the Board of Directors or a committee appointed by the Board. All questions of interpretation or application of the plan are determined at the sole discretion of the Board of Directors or its committee. The Purchase Plan is currently being administered by the Board of Directors. Members of the Board of Directors who are eligible employees are permitted to participate in the Purchase Plan but may not vote on any matter affecting the administration of the plan or the grant of any option pursuant to the plan, or be a member of any committee appointed to administer the plan. No charges for administrative or other costs may be made against the payroll deductions of a participant in the plan. Members of the Board of Directors receive no additional compensation for their services in connection with the administration of the Purchase Plan.

ELIGIBILITY


    Any person who is employed by the Company (or by any of its subsidiaries which are designated from time to time by the Board) for at least twenty hours per week and more than five months in a calendar year on the date his or her participation in the plan is effective is eligible to participate in the Purchase Plan. As of March 10, 1997, approximately 300 employees were eligible to participate in the Purchase Plan.


OFFERING DATE

    The Purchase Plan is implemented by overlapping 24-month offering periods containing four six-month purchase periods. New offering periods commence every six months. The purchase periods generally commence on July 1 and January 1 of each year. The Board of Directors may change the duration of the offering periods without shareholder approval.

PURCHASE PRICE

    The purchase price per share at which shares are sold under the Purchase Plan is the lower of 85% of fair market value of the Common Stock on the date of commencement of the 24-month offering period or 85% of the fair market value of the Common Stock on the last day of the six-month purchase period. Eligible employees are automatically re-enrolled in the offering period with the lower of 85% of fair market value of the Common Stock on the date of commencement of such 24-month offering period. The fair market value of the Common Stock on a given date shall be determined by the Board of Directors based upon the reported closing price in the NASDAQ National Market System on such date.

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

    The purchase price of the shares is accumulated by payroll deductions during the offering period. The deductions may not exceed 10% of a participant's eligible compensation. A participant may discontinue his or her participation in the plan or may decrease, but not increase, the rate of payroll deductions at any time during the offering period.

    All payroll deductions are credited to the participant's account under the plan and are deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

PURCHASE OF STOCK; EXERCISE OF OPTION

    At the beginning of each offering period, by executing a subscription agreement to participate in the Purchase Plan, each employee is in effect granted an option to purchase shares of Common Stock. The maximum number of shares placed under option to a participant in an offering is determined by dividing the compensation which such participant has elected to have withheld during the offering period by 85% of the fair market value of the Common Stock at the beginning of the offering period or ending of a purchase period, whichever is lower.

WITHDRAWAL

    While each participant in the Purchase Plan is required to sign a subscription agreement authorizing payroll deductions, the participant's interest in a given offering may be terminated in whole, but not in part, by signing and delivering to the Company a notice of withdrawal from the plan. Such withdrawal may be elected at any time prior to the end of the applicable 24-month offering period. A participant's withdrawal from an offering does not have any effect upon such participant's eligibility to participate in subsequent offerings under the Purchase Plan.

TERMINATION OF EMPLOYMENT

    Termination of a participant's employment for any reason, including retirement or death, cancels his or her participation in the Purchase Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to such participant or, in the case of death, to the person or persons entitled thereto as specified by the employee in the subscription agreement.

CHANGES

    In the event of any change, such as stock splits or stock dividends, made in the capitalization of the Company that results in an increase or decrease in the number of shares of Common Stock outstanding without receipt of consideration by the Company, appropriate adjustments will be made by the Company in the number of shares subject to purchase and in the purchase price per share, subject to any required action by the shareholders of the Company.

AMENDMENT AND TERMINATION OF THE PLAN

    The Board of Directors may at any time amend or terminate the Purchase Plan, except that such termination shall not affect options previously granted nor may any amendment make any change in an option granted prior thereto which adversely affects the rights of any participant. No amendment may be made to the Purchase Plan without approval of the shareholders of the Company if such amendment would increase the number of shares reserved under the plan. The Purchase Plan will by its terms terminate in 2009.

TAX INFORMATION

    The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the offering period and one year from the date the shares are purchased, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above.

    The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the Purchase Plan. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of a participant's death or the income tax laws of any state or foreign country in which the participant may reside.

VOTE REQUIRED

    The approval of the amendment to the Purchase Plan requires the affirmative vote of a majority of the Votes Cast.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 1989 EMPLOYEE STOCK PURCHASE PLAN.

                                 PROPOSAL FOUR
                   AMENDMENT TO THE ARTICLES OF INCORPORATION

GENERAL

    The Board of Directors has determined that it is in the best interests of the Company and its stockholders to amend the Company's Articles of Incorporation and to increase the number of authorized shares of the Company's Common Stock from 20,000,000 to 50,000,000. Accordingly, the Board of Directors has unanimously approved the proposed Amended and Restated Articles of Incorporation, in substantially the form attached hereto as EXHIBIT A (the "Articles"), and hereby solicits the approval by the Company's shareholders of the Articles.

    If the shareholders approve the Articles, the Board of Directors currently intends to file the Articles with the Secretary of State of the State of California as soon as practicable following such shareholder approval.

PURPOSE

    The objectives of the increase in the authorized number of shares of Common Stock from 20,000,000 to 50,000,000 shares are to ensure that there is a sufficient number of authorized shares to issue shares under the 1991 Incentive Stock Option Plan and 1989 Employee Stock Purchase Plan and to have sufficient shares available for future issuances. For these reasons, the Board of Directors believes that the increase in the authorized number of shares of Common Stock are in the best interests of the Company and its shareholders.


    The Board of Directors believes that it is prudent to increase the authorized number of shares of Common Stock to the proposed level in order to provide a reserve of shares available for issuance to meet business needs as they arise. Such future activities may include, without limitation, financings, establishing strategic relationships with corporate partners, providing equity incentives to employees, officers or directors, or effecting stock splits or dividends. The additional shares of Common Stock authorized may also be used to acquire or invest in complementary businesses or products or to obtain the right to use complementary technologies. The Company has no present obligation to issue additional shares of Common Stock except pursuant to employee and director stock plans, and the Company has no pending or current acquisition plans.


    The additional Common Stock would have rights identical to the currently outstanding Common Stock of the Company. Adoption of the proposed Articles would not affect the rights of the holders of currently outstanding Common Stock of the Company, except for effects incidental to increasing the number of shares of the Company's Common Stock outstanding.

POSSIBLE EFFECTS OF THE AMENDMENT

    If the shareholders approve the proposed Articles, the Board of Directors may cause the issuance of additional shares of Common Stock without further vote of the shareholders of the Company, except as provided under California corporate law or under the rules of any national securities exchange on which shares of Common Stock of the Company are then listed. Current holders of Common Stock have no preemptive or like rights, which means that current shareholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their appropriate ownership thereof. The issuance of additional shares of Common Stock would decrease the proportionate equity interest of the Company's current shareholders and, depending upon the price paid for such additional shares, could result in dilution to the Company's current shareholders.

    In addition, the Board of Directors could use authorized but unissued shares to create impediments to a takeover or a transfer of control of the Company. Accordingly, the increase in the number of authorized shares of Common Stock may deter a future takeover attempt that holders of Common Stock may deem to be in their best interest or in which holders of Common Stock may be offered a premium for their shares over the market price. The Board of Directors is not currently aware of any attempt to take over or acquire the Company. While it may be deemed to have potential anti-takeover effects, the proposed amendment to increase the authorized Common Stock is not prompted by any specific effort or takeover threat currently perceived by management.

VOTE REQUIRED

    Approval of the amendment to the Articles requires the affirmative vote of a majority of the Votes Cast.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION.

                                 PROPOSAL FIVE
             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    The Board of Directors has selected Coopers & Lybrand L.L.P., independent accountants, to audit the financial statements of the Company for the year ending December 31, 1997, and recommends that the shareholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. Coopers & Lybrand L.L.P. has audited the Company's financial statements since the year ended December 31, 1982. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

OTHER MATTERS

    The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                          THE BOARD OF DIRECTORS


Dated: April 23, 1997

                                   EXHIBIT A

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                                  GENUS, INC.

    James T. Healy and Mario M. Rosati certify that:

    1. They are the duly elected President and Secretary of Genus, Inc., a California corporation.

    2. The Articles of Incorporation of this corporation, as amended to the date of the filing of these Restated Articles of Incorporation, and with the omissions required by Section 910 of the Corporations Code, are hereby amended and restated to read as follows:

                                       I.

    The name of this corporation is: GENUS, INC.

                                      II.

    The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                      III.

    This Corporation is authorized to issue two classes of shares, designated "Common Stock" and "Preferred Stock." The total number of shares which this corporation is authorized to issue is 52,000,000. The number of shares of Preferred Stock which this corporation is authorized to issue is 2,000,000. The number of shares of Common Stock which this corporation is authorized to issue is 50,000,000.

    The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of this corporation is authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series, to determine the designation and par value of any series and to fix the number of shares of any series.

                                      IV.

    The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

    The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by
Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders.

    Any repeal or modification of the foregoing provisions of this Article IV by the shareholders of this corporation shall not adversely affect any right or protection of a director of this corporation existing at the time of such repeal or modification.

    3. The foregoing Restated Articles of Incorporation have been duly approved by the Board of Directors of said corporation.

    4. The foregoing Restated Articles of Incorporation were approved by the required vote of the shareholders of said corporation in accordance with Sections 902 and 903 of the California General Corporations Code at the Annual Meeting of Shareholders, the record date for which was March 31, 1997. The total number of outstanding shares of the corporation entitled to vote as of the record date for said meeting was 16,738,092 shares of Common Stock. The number of shares of Stock voting in favor of the foregoing Restated Articles of Incorporation equaled or exceeded the vote required. The vote required was a majority of the outstanding shares of Common Stock entitled to vote as of the record date for said meeting. We further declare under penalty of perjury under the laws of the State of California that the matters set forth in the foregoing Restated Articles of Incorporation are true and correct of our own knowledge.


    Executed at Sunnyvale, California, on May 20, 1997.
                                          ______________________________________
                                          James T. Healy, President
                                          ______________________________________
                                          Mario M. Rosati, Secretary

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                            GENUS, INC.
                1997 ANNUAL MEETING OF SHAREHOLDERS

     The undersigned shareholder of GENUS, INC., a California corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 21, 1997, and hereby appoints James T. Healy and Mary F. Bobel proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1997 Annual Meeting of Shareholders of GENUS, INC. to be held on Tuesday, May 20, 1997, at 2:00 p.m., local time, at The Network Meeting Center located at 5201 Great America Parkway, Suite 122, in Santa Clara, California, 95054, and any continuation(s) or adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.




                                                                SEE REVERSE
                                                                    SIDE
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


Please mark your choice like this  /X/




1. Election of directors:  / / FOR all nominees      / / WITHHOLD authority to
                               listed below              vote for all nominees
                               (except as indicated)     listed below.



IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW:

William W. R. Elder, James T. Healy, Todd S. Myhre, Stephen F. Fisher, G. Frederick Forsyth and Mario M. Rosati





                                                    FOR   AGAINST   ABSTAIN

2. Proposal to approve the amendment of the         /  /    /  /     /  /
   Company's 1991 Incentive Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 650,000 additional shares:

3. Proposal to approve the amendment of the         /  /    /  /     /  /
   Company's 1989 Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 150,000 additional shares:

4. Proposal to approve the amendment of the        /  /    /  /     /  /
   Company's Articles of Incorporation to increase the number of authorized shares of Common Stock to 50,000,000:

5. Proposal to ratify the appointment of Coopers   /  /    /  /     /  /
   & Lybrand L.L.P. as the independent public accountants of the Company for the fiscal year ending December 31, 1997:

6. In their discretion upon such other matter or  /  /    /  /     /  /
   matters which may properly come before the meeting and any continuation(s) or adjournment(s) thereof.


THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO
CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR
THE ELECTION OF DIRECTORS, FOR THE AMENDMENT OF THE
1991 INCENTIVE STOCK OPTION PLAN, FOR THE AMENDMENT
OF THE 1989 EMPLOYEE STOCK PURCHASE PLAN, FOR THE
AMENDMENT OF THE ARTICLES OF INCORPORATION, FOR THE
RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND
LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.


Such attorney or substitute shall have and may exercise all of the powers of said attorney-in-fact hereunder.




Signature(s)                                       Date       , 1997
            --------------------------------------     ------


(This proxy should be dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

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